CONSENT OF ROBERT W. KRONE, CPA
                         and FRANK L. SASSETTI & CO.


The undersigned, Frank L. Sassetti & Co., hereby consents to the use of the audit reports for the periods ended December 31, 1997, December 31, 1998 and December 31, 1999 for Fremont Fund, Limited Partnership and to the use of the audit reports for the periods ended December 31, 1998 and December 31, 1999 for Pacult Asset Management, Inc. in the Post Effective Amendment Number Eight to Form S-1.

The undersigned hereby further consents to the inclusion of its name and the other information under the section "Experts" in the Post Effective
Amendment Number Eight to Form S-1 registration statement to be filed with the Securities and Exchange commission and the states to be selected by the General Partner.


                                        /s/ Frank L. Sassetti & Co.
                                        Frank L. Sassetti & Co.
                                        6611 West North Avenue
                                        Oak Park, Illinois  60302

                                        (708) 386-1433

Date: March 31, 2000